UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          June 2, 2010

Cowlitz Bancorporation

(Exact Name of Registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-23881 (Commission File Number)	91 - 1529841 (IRS Employer Identification No.)

927 Commerce Ave. Longview, Washington 98632 Address of Principal Executive Office and Zip Code

Registrant's telephone number including area code 360-423-9800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

Effective June 2, 2010, Cowlitz Bancorporation (the “Company”) entered into an agreement with the Federal Reserve Bank of San Francisco (the “FRB”). The agreement compliments the Consent Order issued to the Company’s wholly-owned subsidiary Cowlitz Bank (the “Bank”) on January 27, 2010 and is routinely requested by the FRB following a Consent Order. The agreement, among other requirements, provides that the Company: will take steps to ensure that the Bank complies with the Consent Order; will not pay any dividends or take dividends from the Bank without regulatory approval; will not make any distributions on subordinated debentures, or incur, increase or guarantee any debt, without regulatory approval; will not purchase or redeem any shares of its stock without regulatory approval; will give advance notice before appointing any new director or senior executive officer; and will submit a plan to maintain sufficient capital on a consolidated basis for approval and cash flow projections on an annual basis. This description of the agreement is a summary and does not purport to be a complete description of all of the terms of such agreement, and is qualified in its entirety by reference to the agreement, attached hereto as Exhibit 99.1.

Item 9.01      Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.
99.1 Written Agreement, dated as of June 2, 2010, by and between the Company and the FRB

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2010	COWLITZ BANCORPORATION (Registrant) By: /s/ Gerald L. Brickey Gerald L. Brickey Chief Financial Officer